                                                                   DRAFT 7/22/99

                                                                     EXHIBIT 1.1


                           HONDA AUTO LEASE TRUST 1999-A

     $380,000,000   -%   Auto Lease Asset Backed Notes, Class A-1
     $360,000,000   -%   Auto Lease Asset Backed Notes, Class A-2
     $400,000,000   -%   Auto Lease Asset Backed Notes, Class A-3
     $1,000,000,000 -%   Auto Lease Asset Backed Notes, Class A-4
     $807,000,000   -%   Auto Lease Asset Backed Notes, Class A-5
     $66,000,000    -%   Auto Lease Asset Backed Notes, Class B
     $66,000,000    -%   Auto Lease Asset Backed Notes, Class C

                               UNDERWRITING AGREEMENT


                                                       July 23, 1999

CREDIT SUISSE FIRST BOSTON CORPORATION,
As Representative of the Several Underwriters
Eleven Madison Avenue
New York, New York  10010


Ladies and Gentlemen:

       1. INTRODUCTORY. Honda Titling C L.P., a Delaware limited partnership ("HTC LP"), Honda Titling D L.P., a Delaware limited partnership ("HTD LP", and together with HTC LP, the "Transferors") and American Honda Finance Corporation, a California Corporation ("AHFC"), hereby confirm their respective agreements with you and each of the other underwriters named in
Schedule I hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), with respect to the sale by the Transferors to the Underwriters of $380,000,000 aggregate principal amount of -% Auto Lease Asset Backed Notes, Class A-1 (the "Class A-1 Notes"), $360,000,000 aggregate principal amount of -% Auto Lease Asset Backed Notes, Class A-2 (the "Class A-2 Notes"), $400,000,000 aggregate principal amount of -% Auto Lease Asset Backed Notes, Class A-3 (the "Class A-3 Notes"), $1,000,000,000 aggregate principal amount of -% Auto Lease Asset Backed Notes, Class A-4 (the "Class A-4 Notes") and $807,000,000 aggregate principal amount of -% Auto Lease Asset Backed Notes, Class A-5 (the "Class A-5 Notes" and, together with the Class A-1 Notes, Class A-2 Notes, Class A-3 and Class A-4 Notes, the "Class A Notes"), $66,000,000 aggregate principal amount of
-% Auto Lease Asset Backed Notes, Class B Notes (the "Class B Notes") and of $66,000,000 aggregate principal amount of -% Auto Lease Asset Backed Notes, Class C Notes (the "Class C Notes", and together with the Class A Notes and the Class B Notes, the "Notes") of the Honda Auto Lease Trust 1999-A (the "Securitization Trust") under the terms and conditions herein contained.

       The Notes will be issued pursuant to an indenture, dated as of July 1, 1999 (the "Indenture"), between the Securitization Trust and The Bank of New York, as indenture trustee (in such capacity, the "Indenture Trustee"). The Securitization Trust will be established pursuant to a securitization trust agreement, dated as of July 1, 1999 (the "Securitization Trust Agreement"), among the Transferors, U.S. Bank National Association ("U.S. Bank"), as owner trustee (in such capacity, the "Owner Trustee"), Wilmington Trust Company, as Delaware owner trustee (the "Delaware Owner Trustee") and the Indenture Trustee. The Securitization Trust will also issue $214,558,289 aggregate principal amount of -% Auto Lease Asset Backed Certificates (the "Certificates") pursuant to the Securitization Trust Agreement. The Transferors will retain the Certificates. The Class C Notes will be subordinated to the Class A Notes and the Class B Notes, the Class B Notes will be subordinated to the Class A Notes, and the Certificates will be subordinated to the Notes, in each case to the extent described in the Securitization Trust Agreement and the Indenture. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

       The property of the Securitization Trust will consist primarily of 99.80% of a special unit of beneficial interest (the "SUBI"), which, in turn, will evidence a beneficial interest in certain specified assets of Honda Lease Trust, a Delaware business trust (the "Origination Trust"), and monies on deposit in the Reserve Fund and in certain other accounts (collectively, the "SUBI Assets"). The assets of the Origination Trust (the "Origination Trust Assets") will consist primarily of retail closed-end lease contracts assigned to the Origination Trust by motor vehicle dealers in the AHFC network of dealers, the automobiles, minivans and sport utility vehicles relating thereto and the proceeds thereof, and payments made under certain insurance policies relating to such lease contracts, the related lessees or such leased vehicles. Certain SUBI Certificates (the "Retained SUBI Certificates"), that are part of the SUBI, will not be property of the Securitization Trust. The Owner Trustee on behalf of the Securitization Trust will pledge the SUBI and the other property of the Securitization Trust to the Indenture Trustee to secure the Notes pursuant to the Indenture.

       The SUBI will be evidenced by three certificates (the "SUBI Certificates"), one issued to Honda Titling A L.P. ("HTA LP"), one issued to Honda Titling B L.P. ("HTB LP" and together with HTA LP, the "UTI Beneficiaries") and one held by the Securitization Trust, issued by the Origination Trust pursuant to a second amended and restated trust and servicing agreement, dated as of April 1, 1998 (the "Origination Trust Agreement"), supplemented by a supplement, dated as of July 1, 1999 (the "SUBI Supplement" and together, with the Origination Trust Agreement, the "SUBI Trust Agreement"), in each case among, AHFC, as servicer, HTA LP and HTB LP each in its capacity as grantor and initial beneficiary, HVT, Inc. ("HVT"), as origination trustee (the "Origination Trustee"), Delaware Trust Capital Management, Inc. ("Delaware Capital"), as Delaware trustee (the "Delaware Trustee"), and U.S. Bank, as trust agent (in such capacity, the "Trust Agent"). The SUBI Certificates will be sold by the UTI Beneficiaries to the Transferors pursuant to the SUBI certificates purchase and sale agreement, dated as of June 30, 1999 (the "Certificates Purchase and Sale Agreement"), among the Transferors and the UTI Beneficiaries. The Origination Trust Assets (including the SUBI Assets) will be serviced by AHFC pursuant to the SUBI Trust Agreement, a servicing agreement dated as of April 1, 1998, among the Origination Trustee on behalf of the Origination Trust, the UTI Beneficiaries and AHFC (the "Basic Servicing Agreement") as supplemented by a servicing supplement dated as of July 1, 1999 (the "Servicing Supplement" and together with the Basic Servicing Agreement, the "Servicing Agreement"), among the Origination Trustee on behalf of the Origination Trust, the UTI Beneficiaries, the Trust Agent and AHFC. The Securitization Trust Agreement, the SUBI Trust Agreement, the Certificates Purchase and Sale Agreement, the Indenture, the Servicing Agreement, the backup security agreement, dated as of July 1, 1999 (the "Backup Security Agreement"), amng the Transferors, the UTI Beneficiaries, the Origination Trustee, the Owner Trustee and the Indenture Trustee, the HLT 1999-A SUBI Securities Account Control Agreement, the HTA 1999-A SUBI Securities Account Control Agreement, the HTB 1999-A SUBI Securities Account Control Agreement, the HTC 1999-A SUBI Securities Account Control Agreement, the HTD 1999-A SUBI Securities Account Control Agreement and the 99.8% 1999-A SUBI Securities Account Control Agreement, are referred to herein collectively as the "Basic Agreements".

       2.     REPRESENTATIONS AND WARRANTIES OF THE TRANSFERORS AND AHFC.

              (a) Each Transferor and AHFC, jointly and severally, represents and warrants to, and agrees with, each of the Underwriters that:

              (i) A registration statement on Form S-1 (Nos. 333-72303-01, 333-72303-02, 333-72303-03, 333-72303-04, 333-72303-05), including a form of prospectus, relating to the Notes has been filed on behalf of HTA LP, HTB LP, HTC LP, HTD LP (collectively, the "Registrants") with the Securities and Exchange Commission (the "Commission") and either (A) has been declared effective under the Securities Act of 1933, as amended (the "Act"), and is not proposed to be amended or (B) is proposed to be amended by amendment or post-effective amendment. If no Registrant proposes to amend such registration statement and if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent such post-effective amendment has been declared effective by the Commission. The Commission has not instituted any stop order proceedings in respect of the Registration Statement. For purposes of this Agreement, "Effective Time" means (A) if the Registrants have advised the Representative that they do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto, if any, filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or (B) if the Registrants have advised the Representative that they propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time (including all information, if any, deemed to be a part of such registration statement as of the Effective Time pursuant to Rule 430A(b) under the Act, the exhibits thereto and all documents incorporated by reference therein), is hereinafter referred to as the "Registration Statement", and the form of prospectus (including all documents incorporated therein or deemed to be incorporated therein) relating to the Notes, in the form transmitted to the Commission for filing pursuant to and in accordance with Rule 424(b) under the Act ("Rule 424(b)"), or, if no such filing is required, as included in the Registration Statement at the Effective Time, is hereinafter referred to as the "Prospectus." The Prospectus delivered to you for use in connection with the offering of the Notes is identical to the electronically transmitted copies thereof filed with the Commission pursuant to Rule 424(b) or, as of the Effective Date, as the case may be, pursuant to its Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system, except to the extent permitted by Regulation S-T.

              (ii) If the Effective Time is prior to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement conformed, and on the date of this Agreement the Registration Statement conforms, in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated under the Act (the "Rules and Regulations") and at such times did not and does not include any untrue statement of a material fact, and did not and does not omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and (B) at the time of the filing of the Prospectus pursuant to Rule 424(b) and at the Closing Date (as such term is defined in Section 3 hereof), the Prospectus does and will conform in all material respects to the requirements of the Act and the Rules and Regulations and does not and will not include any untrue statement of a material fact and does not and will not omit any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Effective Time is subsequent to the execution and delivery of this Agreement: (A) on the Effective Date, the Registration Statement and the Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations, and the Registration Statement will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
       (B) on the Effective Date or at the time of the filing of the Prospectus pursuant to Rule 424(b), if required, as the case may be, and at the Closing Date, the Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to a Transferor or AHFC by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 7(b).

              (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by any of the Registrants, the limited partners of any of the Registrants (the "Limited Partners") or the general partners of any of the Registrants (the "General Partners"), for the consummation of the transactions contemplated by this Agreement and the Basic Agreements in connection with the issuance of the Notes and the Certificates and the sale by the Transferors of the Notes, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the Securitization Trust's and the Indenture Trustee's interest in the SUBI Interest, which financing statements will be filed in the appropriate offices prior to the Closing Date.

              (iv) None of the Registrants, the Limited Partners or the General Partners is in violation of its organizational or charter documents, limited liability company agreement or in the related partnership agreement (collectively, the "Partnership Agreements"), as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein or in the Basic Agreements. The execution, delivery and performance of this Agreement and the Basic Agreements by the Registrants, the Limited Partners and the General Partners, and the issuance of the Notes and the Certificates and the sale by the Transferors of the Notes and the compliance by the Registrants, the Limited Partners and the General Partners with the terms and provisions hereof and thereof will not, subject to obtaining any consents or approvals as may be required under the securities or "blue sky" laws of various jurisdictions, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Registrants, the Limited Partners or the General Partners or any of their respective properties, or any agreement or instrument to which the Registrants, the Limited Partners or the General Partners is a party or by which any of them is bound or to which any of their respective properties is subject, or the organizational or charter documents, limited liability company agreement or the related Partnership Agreement, as the case may be, of any of them , and each of the Transferors has full power and authority to authorize the issuance of the Notes and the Certificates and to sell the Notes as contemplated by this Agreement, the Indenture and the Securitization Trust Agreement, and eah of the Registrants, the Limited Partners and the General Partners has full power and authority to enter into this Agreement and the Basic Agreements and to consummate the transactions contemplated hereby and thereby.

              (v) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Registrants, the Limited Partners or the General Partners or any of their respective properties that, if determined adversely to the Registrants, the Limited Partners or the General Partners, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Registrants, the Limited Partners or the General Partners, respectively, or would materially and adversely affect the ability of the Registrants, the Limited Partners or the General Partners to perform its obligations under this Agreement or the other Basic Agreements to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the issuance of the Certificates; and no such actions, suits or proceedings are threatened or, to the knowledge of Registrants, the Limited Partners or the General Partners, contemplated.

              (vi) As of the Closing Date, the representations and warranties of the Registrants, the Limited Partners or the General Partners, as the case may be, contained in the Basic Agreements will be true and correct; provided, however, that with respect to representations made with respect to any Contract, the sole remedy for any breach thereof is, as provided in the related agreement, the repurchase by either AHFC or a Transferor, as the case may be, of such Contract.

              (vii) This Agreement has been duly authorized, executed and delivered by each of the Transferors.

              (viii) On the Closing Date, the Transferors will have directed the Owner Trustee to authenticate and execute the Certificates and the Notes and, when delivered and paid for pursuant to the Securitization Trust Agreement or this Agreement, as applicable, the Certificates will have been duly issued and delivered by the Securitization Trust, entitled to the benefits provided in the Securitization Trust Agreement and the Notes will constitute valid and legally binding obligations, entitled to the benefits of the Indenture and enforceable in accordance with their terms.

              (ix) The conveyance of the SUBI Certificates from HTA LP and HTB LP to HTC LP and HTD LP, and the conveyance of the SUBI Certificates from HTC LP and HTD LP to the Securitization Trust, has been authorized by the Registrants, the Limited Partners and the General Partners, as applicable, and, the Transferors have directed the Securitization Trust to execute and issue the Notes and the Certificates and to sell the Notes.

              (x) The assignment and delivery of the SUBI Certificates from HTA LP and HTB LP to HTC LP and HTD LP, and the assignment of the SUBI Certificates from HTC LP and HTD LP to the Securitization Trust will vest in the applicable assignee all of the applicable assignor's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance.

              (xi) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of this Agreement, the Basic Agreements, the SUBI Certificates, the Notes, the Certificates and any other agreements contemplated herein or therein shall have been paid or will be paid by the Registrants at or prior to the Closing Date to the extent then due.

              (xii) The consummation of the transactions contemplated by this Agreement and the Basic Agreements, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of the Registrants, the Limited Partners or the General Partners pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which any of them is a debtor or guarantor.

              (xiii) None of the Registrants, the Limited Partners or the General Partners is and, after giving effect to the issuance and conveyance of the SUBI Certificates, the issuance of the Certificates and the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, none of them will be required to be registered as an "investment company" as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

              (xiv) Each of the Registrants has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, 6 Del. C. Section 17-101 ET SEQ. (the "Delaware Act"), and all filings required at the date hereof under the Delaware Act with respect to the due formation and valid existence of each Registrant as a limited partnership have been made; each of the Registrants has all requisite power and authority to own its properties and to conduct its business as described in the Prospectus or in the related partnership agreement (collectively, the "Partnership Agreements"), and to enter into and to perform its obligations under the related Partnership Agreement, this Agreement, each Basic Agreement to which such Registrant is a party or by which it may be bound, the Notes and the Certificates; each Registrant is duly qualified as a foreign partnership to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership of property or the conduct of business, except where the failure to so qualify would not have a material adverse effect on its condition, financial or otherwise, or business prospects.

              (xv) Each General Partner is the sole general partner of the related Registrant and each Limited Partner is the sole limited partner of the related Registrant and, at the Closing Date, each General Partner and each Limited Partner will own its respective partnership interest in the related Registrant (each of which is a nontransferable interest to the extent provided under the Partnership Agreement) free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, "Liens") except as permitted by the Basic Agreements.

              (xvi) None of the Registrants, the General Partners, or the Limited Partners conducts business or has affiliates who conduct business in Cuba or with the government of Cuba within the meaning of Section
       517.075 of the Florida Securities and Investors Protection Act or Regulation Section 3E-900.001 promulgated thereunder.

       (b) AHFC, on its own behalf and on behalf of the Origination Trustee, each to the extent indicated below, represents and warrants to, and agrees with, each of the Underwriters that:

              (i) AHFC has been duly incorporated and is an existing corporation in good standing under the laws of the State of California, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and AHFC is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

              (ii) The Origination Trust has been qualified as a business trust under applicable Delaware law and the Origination Trust is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification.

              (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by AHFC or the Origination Trust for the consummation of the transactions contemplated by this Agreement and the Basic Agreements in connection with the issuance of the Notes and the Certificates and the sale by the Transferors of the Notes, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the, the Securitization Trust's and the Indenture Trustee's interest in the SUBI Interest, which financing statements will be filed in the appropriate offices prior to the Closing Date.

              (iv) AHFC is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which could have a material adverse effect on the transactions contemplated herein or in the Basic Agreements. The execution, delivery and performance of this Agreement and the Basic Documents by AHFC, and the compliance by AHFC with the terms and provisions hereof and thereof will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over AHFC or any of its properties, or any agreement or instrument to which AHFC is a party or by which AHFC is bound or to which any of the properties of AHFC is subject, or the articles of incorporation or by-laws of AHFC, and AHFC has full power and authority to enter into this Agreement and the Basic Agreements and to consummate the transactions contemplated hereby and thereby.

              (v) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting AHFC or any of its properties that, if determined adversely to AHFC, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the AHFC, or would materially and adversely affect the ability of AHFC to perform its obligations under this Agreement or the other Basic Agreements to which it is a party, or which are otherwise material in the context of the issuance and sale of the Notes or the issuance of the Certificates; and no such actions, suits or proceedings are threatened or, to AHFC's knowledge, contemplated.

              (vi) As of the Closing Date, the representations and warranties of AHFC contained in the Basic Agreements will be true and correct; provided, however, that with respect to representations made with respect to any Contract, the sole remedy for any breach thereof is, as provided in the related agreement, the repurchase by either AHFC or a Transferor, as the case may be, of such Contract.

              (vii) This Agreement has been duly authorized, executed and delivered by AHFC.

              (viii) The Computer Tape of the Contracts created as of June 30, 1999, and made available to the Representative by AHFC in its capacity as the Servicer, was complete and accurate as of the date thereof and includes an identifying description of the Contracts that are listed on Schedule A to the SUBI Servicing Agreement.

              (ix) The consummation of the transactions contemplated by this Agreement and the Basic Agreements, and the fulfillment of the terms hereof and thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the property or assets of AHFC or the Origination Trust pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which AHFC or the Origination Trust is a debtor or guarantor.

              (x) Each of AHFC and the Origination Trust is not and, after giving effect to the issuance of the SUBI Certificates, the Certificates and the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, will not be required to be registered as an "investment company" as defined in the Investment Company Act.

       (c) Any Officer's Certificate signed by any officer of any Registrant, any General Partner, any Limited Partner or AHFC and delivered to the Representative or counsel for the Underwriters shall be deemed a representation and warranty of such Registrant, General Partner, Limited Partner or AHFC, as the case may be, to each Underwriter as to the matters covered thereby.

       3. PURCHASE, SALE AND DELIVERY OF THE NOTES. On the basis of and in reliance on the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Transferors agree to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Transferors, the aggregate principal amount of each Class of Notes set forth in Schedule I opposite the name of such Underwriter, at a purchase price equal to the following percentages of the aggregate initial principal amounts thereof, (i) in the case of the Class A-1 Notes, ________%, (ii) in the case of the Class A-2 Notes, _____%, (iii) in the case of the Class A-3 Notes, ____%, (iv) in the case of the Class A-4 Notes, ____%, (v) in the case of the Class A-5 Notes, ____%, (vi) in the case of the Class B Notes, ____% and (vii) in the case of the Class C Notes, ____%.

       Each Class of Notes will initially be represented by one or more certificates registered in the name of Cede & Co., as the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of each Class of Notes will be represented by book entries on the records of DTC and participating members thereof.

       The Transferors will deliver the Notes to the Representative for the respective securities accounts of the Underwriters, against payment of the purchase price therefor in immediately available funds payable to the order of the Transferors, at the office of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071-2899 (or at such other location as agreed upon by the Transferors, AHFC and the Representative) at 10:00 A.M., Los Angeles time, on July 29, 1999, or at such other time not later than five full business days thereafter, as the Transferors, AHFC and the Representative determine, such time being herein referred to as the "Closing Date". The instruments evidencing the Notes will be made available for inspection at the above offices of O'Melveny & Myers LLP (or at such other location agreed upon by the Transferors, AHFC and the Representative) at least 24 hours prior to the Closing Date.

       4. OFFERING BY THE UNDERWRITERS. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Prospectus.

       5. CERTAIN AGREEMENTS OF THE TRANSFERORS. Each of the Transferors jointly and severally covenants and agrees with each of the Underwriters that:

       (a) If the Effective Time is prior to the execution and delivery of this Agreement, the Registrants will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representative, subparagraph (4)) of Rule 424(b), not later than the second business day following the execution and delivery of this Agreement. The Registrants will advise the Representative promptly of any such filing pursuant to Rule 424(b).

       (b) The Registrants will advise the Representative promptly of any proposal to amend or supplement the registration statement as filed or the related prospectus or the Registration Statement or the Prospectus and will not effect any such amendment or supplement without the Representative's reasonable consent. The Registrants will advise the Representative promptly of the effectiveness of the Registration Statement (if the Effective Time is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Registrants will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

       (c) If, at any time when a prospectus relating to the Notes is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Registrants will promptly notify the Representative and, with the consent of the Representative (which consent shall not be unreasonably withheld), will promptly prepare and file, or cause to be prepared and filed, with the Commission an amendment or supplement which will correct such statement or omission, or an amendment or supplement that will effect such compliance. Neither the consent of the Representative to, nor the delivery to or by the Representative of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

       (d) As soon as practicable, but not later than the Availability Date (as defined below), the Transferors will cause the Securitization Trust to make generally available to the Noteholders an earnings statement with respect to the Securitization Trust covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of
Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 90th day after the end of the Securitization Trust's fourth fiscal quarter following the fiscal quarter that includes such Effective Date.

       (e) The Transferors will furnish to the Representative copies of the registration statement as originally filed with the Commission and each amendment thereto (in each case including all exhibits), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may reasonably request.

       (f) The Transferors will arrange for the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representative may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Notes, provided that neither of the Transferors shall be obligated to qualify to do business or become subject to service of process generally.

       (g) So long as any of the Notes are outstanding, the Transferors or AHFC, as the case may be, will deliver or cause to be delivered to the Representative, as soon as each becomes available, copies of (i) each report relating to the Notes delivered to Noteholders pursuant to Section 3.04 of the Securitization Trust Agreement, (ii) the annual statement of compliance and the annual statement of a firm of independent public accountants furnished pursuant to Sections 10.01 or 10.02 of the Servicing Supplement,
(iii) each certificate or notice delivered by AHFC pursuant to Section 3.5 of the Origination Trust Agreement and Section 10.3 of the Servicing Supplement,
(iv) each periodic report required to be filed by any of the Registrants or AHFC with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any order of the Commission thereunder, and
(v) such other information concerning any of the Registrants, the Origination Trustee (in its capacity as trustee of the Origination Trust), the Origination Trust, the Securitization Trust, the Notes or the Certificates as the Representative may reasonably request from time to time.

       (h) Subject to the provisions of Section 8 hereof, the Transferors will pay all expenses incident to the performance of their obligations under this Agreement, including without limitation, (i) expenses incident to the word processing, printing, reproduction and distribution of the registration statement as originally filed with the Commission and each amendment thereto, preliminary prospectuses and the Prospectus (including any amendments and supplements thereto), (ii) the fees and disbursements of the Origination Trustee, the Owner Trustee, the Indenture Trustee, the Trust Agent, the Delaware Trustee, the Delaware Owner Trustee and their respective counsel,
(iii) the fees and disbursements of counsel and the independent public accountants of the Registrants and AHFC, (iv) the fees charged by each of Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") in connection with the rating of each Class of Notes, (v) the fees of DTC in connection with the book-entry registration of the Notes, (vi) expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to
Section 5(f) hereof in connection with the qualification of the Notes for sale under the laws of such jurisdictions in the United States as the Representative may designate and the preparation of any legal investment and blue sky memorandum and (vii) the travel expenses of the officers and employees of the Underwriters and any other expenses of the Underwriters in connection with attending or hosting meetings with prospective purchasers of the Notes.

       (i) For a period of 45 days from the date hereof, none of the Registrants, AHFC or any of their respective affiliates will, without the prior written consent of the Representative, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other asset-backed auto lease securities similar to the Notes or certificates representing interests in SUBI Assets or lease contracts (other than the Certificates), even if payments thereon reflect the performance of a pool or pools of lease contracts.

       (j) To the extent, if any, that the rating provided with respect to any Class of Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by any Registrant or AHFC, such Registrant or AHFC, as the case may be, shall furnish such documents and take any such other actions.

       6. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the respective representations and warranties on the part of the Transferors and AHFC herein, to the accuracy of the statements of the Transferors and AHFC made in any officers' certificate pursuant to the provisions hereof, to the performance by the Transferors and AHFC of their respective obligations hereunder and to the following additional conditions precedent:

       (a) On (i) the date of this Agreement, the Representative, the Transferors and AHFC shall have received two letters (one of which relates to the Contracts and related information and one of which relates to the financial statements of the Transferors, AHFC, the Origination Trust and the Securitization Trust), dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this

Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of KPMG LLP ("KPMG") confirming that they are independent public accountants with respect to the Transferors, AHFC, the Origination Trust and the Securitization Trust within the meaning of the Act and the Rules and Regulations, substantially in the form of the drafts to which the Representative has previously agreed and otherwise in form and in substance satisfactory to the Representative and counsel for the Underwriters, and (ii) on the Closing Date, the Representative, the Transferors and AHFC shall have received a letter, dated as of the Closing Date, from KPMG, updating each letter delivered pursuant to clause (i) above in form and substance satisfactory to the Representative and counsel for the Underwriters.

       (b) If the Effective Time has not occurred prior to the date of this Agreement, the Effective Time shall have occurred not later than 5:30 p.m. New York City time on the date of execution and delivery of this Agreement, or such later date as shall have been consented to by the Representative. If the Effective Time is prior to the execution and delivery of this Agreement, the Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Registrants, AHFC or the Representative, shall be contemplated by the Commission.

       (c) The Representative shall have received certificates of the Chairman of the Board, President or any Vice President and a principal financial or accounting officer of (i) each General Partner on behalf of the applicable Registrant and (ii) AHFC, each dated the Closing Date, in which such officers shall state that, to the best of their knowledge after reasonable investigation, (1) the representations and warranties of the Registrant or AHFC, as the case may be, in each Basic Agreement to which it is a party and in this Agreement (with respect to each Transferor and AHFC) are true and correct in all material respects, (2) the Registrant or AHFC, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date in all material respects, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (3) subsequent to the date of this Agreement, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition, financial or otherwise, business, properties or results of operations of the Registrant or AHFC, as the case may be, except as set forth in or contemplated by the Prospectus or as described in such certificates.

       (d)    The Representative shall have received:

       (1) The favorable opinion of O'Melveny & Myers LLP, counsel to the Transferors, the UTI Beneficiaries and AHFC, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

              (i) AHFC is duly incorporated, and is validly existing in good standing under the laws of the State of California, with corporate power to own its properties and assets and to carry on its business as described in the Prospectus and to enter into and perform its obligations under this Agreement [, each Partnership Agreement] and each of the Basic Agreements; AHFC is qualified as a foreign corporation to do business in the States of
       [     ] and is in good standing in each of those states.

              (ii) Each of AHFC, HTA LP, HTB LP, HTC LP and HTD LP has corporate or partnership power, as appropriate, to own, lease and operate its properties and assets, to carry on its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement and each Basic Agreement to which it is a party.

              (iii) The execution, delivery, and performance of this Agreement and each Basic Agreement to which AHFC, HTA LP, HTB LP, HTC LP or HTD LP is a party have been duly authorized by all necessary corporate action, as appropriate, on the part of AHFC, Honda Titling Inc. and/or Honda Funding Inc., as the managers of the general partners of HTA LP, HTB LP, HTC LP and HTD LP, and each of AHFC, HTA LP, HTB LP, HTC LP and HTD LP has duly executed and delivered this Agreement and each Basic Agreement to which it is a party.

              (iv) Each Basic Agreement to which AHFC, HTA LP, HTB LP, HTC LP or HTD LP is a party constitutes a legally valid and binding obligation of AHFC, HTA LP, HTB LP, HTC LP and/or HTD LP, as applicable, enforceable against AHFC, HTA LP, HTB LP, HTC LP and/or HTD LP in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at equity or at law.

              (v) The Notes have been duly authorized by all necessary action on the part of HTC LP and HTD LP. When executed by the Indenture Trustee and authenticated by the Owner Trustee as specified in the Securitization Trust Agreement and the Indenture and delivered against payment of the consideration specified in this Agreement, the Notes will be validly issued and outstanding and entitled to the benefits of the Securitization Trust Agreement and the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at equity or at law.

              (vi) No order, consent, permit or approval of any California, New York or federal governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to AHFC, HTA LP, HTB LP, HTC LP or

       HTD LP, or to transactions of the type contemplated by this Agreement or any Basic Agreement, including the issuance of the SUBI, the HTA LP/HTB LP SUBI Certificates, the SUBI Certificates, the Retained SUBI Certificates and the Notes, is required on the part of AHFC, HTA LP, HTB LP, HTC LP or HTD LP for the execution and delivery of, and performance of its obligations under this Agreement and any Basic Agreement, except for such as have been obtained or made and are in full force and effect as of the Closing Date. Such counsel need not express an opinion with respect to any orders, consents, permits, approvals, filings or licenses relating to the authority to lease motor vehicles, originate lease contracts or to service lease contracts or leased vehicles or any foreign securities laws or as may be required by any regional or local governmental authority.

              (vii) To such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened, to which AHFC, HTA LP, HTB LP, HTC LP or HTD LP is a party or of which any property of AHFC, HTA LP, HTB LP, HTC LP or HTD LP is the subject that are required to be disclosed in the Registration Statement, other than those disclosed therein, or (i) asserting the invalidity of this Agreement, any Basic Agreement or the Notes, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any Basic Agreement, (iii) that would, if determined adversely to AHFC, HTA LP, HTB LP, HTC LP or HTD LP, materially and adversely affect the performance by AHFC, HTA LP, HTB LP, HTC LP or HTD LP of its respective obligations under, or the validity or enforceability of this Agreement or any Basic Agreement to which it is a party or the Notes, or (iv) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading "The Material Federal Income Tax Consequences" or the California income and franchise tax attributes of the Notes.

              (viii) The Basic Agreements and the Notes each conform in all material respects with the respective descriptions thereof contained in the Registration Statement and Prospectus.

              (ix) The statements in the Prospectus under the captions "Summary of Terms of the Securities", "Risk Factors", "Description of the Notes", "Security for the Notes" and "Additional Document Provisions", insofar as such statements purport to summarize certain provisions of the SUBI, the UTI Certificate, the Notes and the Basic Agreements, provide a fair summary of such provisions.

              (x) The statements in the Prospectus under "Risk Factors--Failure to Comply with Consumer Protection Laws Could Result in a Loss on Your Investment", "--If ERISA Liens Are Placed on the Assets of the Honda Lease Trust, You Could Suffer a Loss on Your Investment", "--Possible Liability of the Trust due to a Lessee's Operation of a Leased Vehicle", "--The Bankruptcy or Other Insolvency of American Honda Finance Corporation, Honda Titling A L.P., Honda Titling B L.P., Honda Titling C L.P. or Honda Titling D L.P. Could Delay or Prevent Payments on the Notes", "Additional Document Provisions", "Certain Legal Aspects of the Origination Trust and the SUBI",

       "Certain Legal Aspects of the Contracts and the Leased Vehicles", "The Material Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions relating to the federal law of the United States or the laws of the States of California and New York, have been reviewed by such counsel and are correct in all material respects.

              (xi) To the best of such counsel's knowledge after due inquiry, such counsel does not know of any contract or other document of a character required to be filed as an exhibit to the Registration Statement which is not filed as required.

              (xii) The execution and delivery of, and performance by each of AHFC, the General Partners, the Limited Partners and Registrants, of this Agreement or any of the Basic Agreements to which it is a party, does not (i) violate the articles of incorporation, bylaws, partnership agreement or other organization documents of such entity, (ii) violate any agreement listed as an exhibit to the Registration Statement to which such entity is a party [and such other agreements listed on an exhibit to such opinion that have been represented by an officer of each of AHFC, the General Partners, the Limited Partners and the Registrants as being material to their respective businesses], (iii) breach or otherwise violate any existing obligation of or restriction on any such entity under any order, judgment or decree of any California, New York or federal court or governmental authority binding own the such entity [and listed in an exhibit to such opinion], or (iv) or any California, New York or federal statute, rule or regulation that such counsel has, in the exercise of customary professional diligence, recognized as applicable to the any such entity or to transactions contemplated by the Agreement and the Basic Agreements.

              (xiii) The Registration Statement has been declared effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the Commission. The Registration Statement, as of the date it was filed, and the Prospectus, as of the date thereof each appeared on its face to comply in all material respects with the requirements as to form for registration statements on Form S-1 under the Act and the related rules and regulations in effect at the date of filing, except that such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those as contemplated by paragraphs (ix) and (x) above, in each case to the extent set forth therein, and need not express an opinion concerning (i) the financial statements and related notes, schedules and other financial information and statistical data contained or incorporated by reference therein and
       (ii) the Indenture Trustee's Statement of Eligibility on Form T-1.

              In addition, such counsel shall state that such counsel has participated in conferences with the officers and other representatives of the Registrants and AHFC, representatives of the independent public accountants therefor and the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained therein and has not made any independent check or verification thereof, during the course of such participation (relying in its determination as to materiality to an extent upon the statements of officers and other representatives of the Registrants and AHFC), such counsel does not believe that any Registration Statement, at the related Effective Time, or any such amendment or supplement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the date of the Prospectus Supplement (or any such amendment or supplement, as of its respective date) or at the Closing Date included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion or belief as to any financial statements or other financial, numerical or statistical data contained or incorporated by reference in any Registration Statement or the Prospectus or the Trustee's Statement of Qualification on Form T-1.

              (xiv) None of the Origination Trust Agreement, the SUBI Supplement or the Securitization Trust Agreement is required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"); and the Indenture has been qualified under the Trust Indenture Act.

              (xv) None of AHFC, HTA LP, HTB LP, HTC LP, HTD LP, the General Partners, the Limited Partners, the Origination Trust or the Securitization Trust is an "investment company" within the meaning of the Investment Company Act.

              (xvi) The Class A-1 Notes, when issued, will constitute "eligible securities" under Rule 2(a)-7 of the Investment Company Act.

              Such counsel's opinions as to the enforceability of the Basic Agreements may be subject to the unenforceability under certain circumstances: (i) of waivers of rights granted by law where the waivers are against public policy or prohibited by law; (ii) of waivers of vaguely or broadly stated rights or future rights; (iii) of any indemnification provisions; (iv) of any provisions that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies;
(v) of choice of law provisions; and (vi) of severability provisions.

              With respect to the opinions concerning matters of Delaware law expressed in paragraph (iv), such counsel may assume the correctness of the matters set forth in the opinion of Richards, Layton & Finger, P.A., dated the date of such opinion, a copy of which shall be delivered to the Underwriters pursuant to this Agreement.

     (2) The favorable opinion of O'Melveny & Myers LLP, dated the Closing Date, in form and scope satisfactory to the Representative and counsel to the Underwriters with respect to (i) the consolidation of the assets and liabilities of the Origination Trust and the Registrants with those of AHFC under the doctrine of substantive consolidation, (ii) the creation of (x) a "true sale" with respect to the transfer of the SUBI Certificates from the HTA LP and HTB LP to HTC LP and HTD LP and with respect to the transfer of the SUBI Certificates from the Transferors to the Securitization Trust or (y) with respect to the transfer of the SUBI Certificates from the Transferors to the Securitization Trust, a valid and binding security interest in the SUBI Certificates and (iii) such other related matters as the Representative shall reasonably require and the Transferors shall have furnished or caused to be furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters. Such opinions shall be limited to the laws of the State of New York and United States federal law.

     (3) The favorable opinion of O'Melveny & Myers LLP, special counsel to the Securitization Trust, dated the Closing Date, in form and scope satisfactory to the Representative and counsel for the Underwriters, regarding the creation, attachment and perfection of a first priority security interest in the SUBI Certificates [, the SUBI Collection Account] and the property held in the Reserve Fund, and pursuant to the Backup Security Agreement, the Contracts, in favor of the Indenture Trustee on behalf of the Noteholders. Such opinion may contain such assumptions, qualifications and limitations as are customary in opinions of this type and are reasonably acceptable to counsel to the Underwriters. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal law of the United States of America and the laws of the State of New York and the State of California. To the extent any portion of such opinion is governed by the laws of the State of Delaware, such opinion will be given by Richards, Layton & Finger, P.A. To the extent any portion of such opinion is governed by the laws of the State of New York or California, such opinion will be given by O'Melveny & Myers LLP.

     (4) The favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Transferors, the UTI Beneficiaries and AHFC, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

              (i) Each of the General Partners has been duly incorporated and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own, lease and operate its properties, to conduct its business as described in the Registration Statement and to enter into and perform its obligations under the related Partnership Agreement and each Basic Agreement to which it is a party; to the best of such counsel's knowledge and information, each of the General Partners is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which their respective ownership or lease of substantial properties or the conduct of their respective businesses requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect their respective business or financial condition; and the shares of issued and outstanding member interest of each of the General Partners have been duly authorized and validly issued and are fully paid and non-assessable.

              (ii) Each of the Registrants is duly qualified and registered as a foreign partnership to transact business and is in good standing in each jurisdiction in which their respective ownership or lease of substantial properties or the conduct of their respective businesses requires such qualification and in which the failure to so qualify and be in good standing would materially adversely affect their respective business or financial condition.

              (iii) The Origination Trust has been qualified as a business trust under applicable Delaware law and all filings required to be made in respect of the Origination Trust's status as a business trust under the laws of the State of Delaware have been made and are in full force and effect on the Closing Date.

              (iv) The Certificates are in due and proper form, all conditions precedent provided for in the Securitization Trust Agreement relating to the issuance, authentication and delivery of the Certificates have been complied with and the Certificates have been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the Securitization Trust Agreement, will be legally valid and binding obligations of the Securitization Trust, and entitled to the benefits of the Securitization Trust Agreement enforceable in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally and by the application of general principles of equity, including, without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether enforcement is considered in a proceeding at law or in equity).

              (v) Each Partnership Agreement and each Basic Agreement to which each Registrant, each General Partner, each Limited Partner and AHFC is a party has been duly authorized, executed and delivered by Registrant, such General Partner, such Limited Partner and AHFC, as the case may be, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding agreement of such entity enforceable against such entity in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect, relating to or affecting creditors' rights generally and by the application of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or any other equitable remedy (regardless of whether enforcement is considered in a proceeding at law or in equity). (In rendering such opinion as to the enforceability of a Basic Agreement, counsel shall state that in the event of a conflict of law arising under such Basic Agreement, the governing law of such Basic Agreement will apply without regard to any otherwise applicable principles of conflicts of laws in the related state).

              (vi) The statements in the Prospectus under "Risk Factors--Failure to Comply with Consumer Protection Laws Could Result in a Loss on Your Investment", "--If ERISA Liens Are Placed on the Assets of the Honda Lease Trust, You Could Suffer a Loss on Your Investment", "--Possible Liability of the Trust due to a Lessee's Operation of a Leased Vehicle", "--The Bankruptcy or Other Insolvency of American Honda Finance Corporation, Honda Titling A L.P., Honda Titling B L.P., Honda Titling C L.P. or Honda Titling D L.P. Could Delay or Prevent Payments on the Notes", "Additional Document Provisions", "Certain Legal Aspects of the Origination Trust and the SUBI", "Certain Legal Aspects of the Contracts and the Leased Vehicles", "The Material Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they constitute matters of law or legal conclusions relating to the laws of the State of Delaware, have been reviewed by such counsel and are correct in all material respects.

              (vii) No order, consent, permit or approval of any Delaware governmental authority that such counsel has, in the exercise of customary professional diligence, recognized as applicable to AHFC, HTA LP, HTB LP, HTC LP or HTD LP, or to transactions of the type contemplated by any Basic Agreement, including the issuance of the SUBI, the HTA LP/HTB LP SUBI Certificates, the SUBI Certificates, the Retained SUBI Certificates and the Notes, is required on the part of AHFC, HTA LP, HTB LP, HTC LP or HTD LP for the execution and delivery of, and performance of its obligations under any Basic Agreement governed by the laws of the State of Delaware, except for such as have been obtained or made and are in full force and effect as of the Closing Date. Such counsel need not express an opinion with respect to any orders, consents, permits, approvals, filings or licenses relating to the authority to lease motor vehicles, originate lease contracts or to service lease contracts or leased vehicles or any foreign securities laws or as may be required by any regional or local governmental authority.

              (viii) Each SUBI Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered pursuant to the SUBI Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement.

       (5) The favorable opinion of Scott Shea, Esq., dated the Closing Date, to the effect that, to the best knowledge of such counsel after due inquiry, there are no actions, proceedings or investigations to which any Registrant, Limited Partner, General Partner, AHFC or the Origination Trustee (in its capacity as trustee of the Origination Trust) is a party or that are threatened before any court, administrative agency or other tribunal having jurisdiction over AHFC, any Limited Partner, General Partner, any Registrant or the Origination Trustee (in its capacity as trustee of the Origination Trust), (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, any Basic Agreement or the Notes, (iii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or the Basic Agreements, (iv) which might materially and adversely affect the performance by any Registrant, Limited Partner, General Partner, AHFC or the Origination Trustee (in its capacity as trustee of the Origination Trust) of its obligations under, or the validity or enforceability of, this Agreement, any Basic Agreement, the Notes or (v) seeking adversely to affect the federal income tax attributes of the Notes as described in the Prospectus under the heading "The Material Federal Income Tax Consequences".

       (6) The favorable opinion of Sheppard, Mullin, Richter & Hampton, special California counsel to the Transferors and AHFC, dated the Closing Date, in form and scope satisfactory to the Representative and their counsel, to the effect that, assuming the due authorization, execution and delivery thereof by the parties thereto, each of the Contracts in the form attached to such opinion constitutes the valid, binding and enforceable agreement of the parties thereto; and such Contracts comply as to content and form with all applicable state laws and federal disclosure laws relating to consumer credit, including without limitation, consumer protection laws. Such counsel shall also opine as to various licensing, consumer protection and other state law matters as agreed upon with the Representative and counsel for the Underwriters.

       (7) The favorable opinion of O'Melveny & Myers LLP, special tax counsel for the Registrants and AHFC, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for federal income tax purposes (i) the Notes will be characterized as indebtedness of the Securitization Trust that is secured by the Contracts, (ii) neither the Origination Trust nor the Securitization Trust will be classified as an association (or publicly traded partnership) taxable as a corporation and (iii) the statements set forth in the Prospectus under the headings "Summary of Terms of the Securities-Tax Status", "The Material Federal Income Tax Consequences" and Annex I to the Prospectus, "Global Clearance, Settlement and Tax Documentation Procedures - Certain U.S. Federal Income Tax Documentation Requirements", to the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

       [(8)   The favorable opinion of O'Melveny & Myers LLP, special tax counsel for the Registrants and AHFC, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for California state franchise and California state income tax purposes (i) the Notes will be characterized as debt, (ii) neither the Origination Trust nor the Securitization Trust will be classified as an association (or publicly traded partnership) taxable as a corporation and (iii) the statements with respect to federal income tax law set forth in the Prospectus under the headings "Summary of Terms of the Securities-Tax Status" and "The Material Federal Income Tax Consequences", to the extent such statements constitute matters of law or legal conclusions with respect thereto, are applicable with respect to California tax law.]

       (9) Reliance letters relating to each legal opinion relating to the transactions contemplated by this Agreement and the Basic Agreements rendered by counsel to any of the Registrants or AHFC to the Owner Trustee, the Indenture Trustee, the Origination Trustee, the Delaware Trustee, the Delaware Owner Trustee and each Rating Agency.

       (10) The favorable opinion of Emmet, Marvin & Martin, counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                     (i) The Indenture Trustee has been duly incorporated and is validly existing as a banking corporation, in good standing under the laws of the State of New York with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Indenture Trustee under each Basic Agreement to which the Indenture Trustee is a party.

                     (ii) Each Basic Agreement to which the Indenture Trustee is a party has been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Indenture Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     (iii) The Notes have been duly authenticated and delivered by the Indenture Trustee.

                     (iv) Neither the execution nor delivery by the Indenture Trustee of each Basic Agreement to which it is a party nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Indenture Trustee.

                     (v) The execution and delivery of each Basic Agreement to which the Indenture Trustee is a party and the performance by the Indenture Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Indenture Trustee, (B) the Articles of Association or By-Laws of the Indenture Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Indenture Trustee is a party or to which its assets are subject.

       (11) The favorable opinion of Richards, Layton & Finger, P.A., counsel to the Origination Trust, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

       (i) The SUBI Trust Agreement is the legal, valid and binding agreement of AHFC, each UTI Beneficiary, the Delaware Trustee, the Origination Trustee and U.S. Bank, enforceable against each of them in accordance with its terms.

       (ii) The Origination Trust has been duly formed and validly existing as a business trust under the Delaware Business Trust Act, 12 DEL C.
              Section 3801 ET SEQ. (the "Delaware Act").

       (iii) The Origination Trust has the power and authority under the Delaware Act and the Origination Trust Agreement, and the Origination Trust Agreement authorizes the Origination Trustee, to execute, deliver and perform its obligations under each Basic Agreement to which it is a party.

       (iv) To the extent that Article 9 of the Uniform Commercial Code as in effect in the State of Delaware (the "UCC") is applicable (without regard to conflict of laws principles), and assuming that a security interest in the Contracts created by the Securitization Trust Agreement has been duly created and has attached, upon the filing of the Financing Statement with the Secretary of State of the State of Delaware, the Indenture Trustee will have a perfected security interest in the Origination Trust's rights in the Contracts and the proceeds thereof, and such security interest will be prior to any other security interest granted by the Origination Trust that is perfected solely by the filing of financing statements under the UCC, excluding purchase money security interests under Section 9-312(4) of the UCC and temporarily perfected security interests in proceeds under Section 9-306(3) of the UCC.

       (v) No re-filing or other action is necessary under the UCC in the State of Delaware in order to maintain the perfection of such security interest except for the filing of continuation statements at five year intervals.

       (vi) The SUBI Certificates and the UTI Certificates have been duly and validly authorized and, when executed, authenticated and delivered pursuant to the SUBI Trust Agreement, the Securitization Trust Agreement and the Origination Trust Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the SUBI Trust Agreement, the Origination and the Origination Trust Agreement.

       (vii) Under 12 DEL. C. Section 3805(b), no creditor of any holder of a SUBI Certificate shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the property of the Origination Trust except in accordance with the terms of the Origination Trust Agreement.

       (viii) Under 12 DEL.C. Section 3805(c) and assuming that the SUBI Trust Agreement conveys good title to the SUBI Certificate transferred to the Securitization Trust as a true sale and not as a security arrangement, the Securitization Trust rather than the Certificateholders or the Noteholders is the owner of such SUBI Certificate.

       (12) The favorable opinion of Hudson Cook LLP, special counsel to AHFC, the Transferors and the Origination Trust, with respect to various licensing, consumer protection and other state law matters in the form previously agreed on with the Representative and counsel for the Underwriters.

       (13) The favorable opinion of Dorsey & Whitney LLP, counsel to the Owner Trustee and the Trust Agent, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

       (i) U.S. Bank has been duly incorporated and is validly existing as a national banking association, in good standing under the laws of United States with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Owner Trustee and Trust Agent under each Basic Agreement to which U.S. Bank is a party.

       (ii) Each Basic Agreement to which U.S. Bank is a party has been duly authorized, executed and delivered by U.S. Bank and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of U.S. Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

       (iii) Each Note has been duly executed and delivered by the Owner Trustee. The Certificates have been duly executed, authenticated and delivered by the Owner Trustee.

       (iv) Neither the execution nor delivery by U.S. Bank of each Basic Agreement to which it is a party nor the consummation of any of the transactions by U.S. Bank contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of U.S. Bank.

       (v) The execution and delivery of each Basic Agreement to which U.S. Bank is a party and the performance by U.S. Bank of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of U.S. Bank (B) the Articles of Association or By-Laws of U.S. Bank, or (C) to the best knowledge of such counsel, any indenture, lease, or material agreement to which U.S. Bank is a party or to which its assets are subject.

       (14) The favorable opinion of Richards Layton & Finger, P.A., counsel to the Delaware Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                     (i) The Delaware Owner Trustee has been duly incorporated and is validly existing as a banking corporation, in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Delaware Owner Trustee under each Basic Agreement to which the Delaware Owner Trustee is a party.

                     (ii) Each Basic Agreement to which the Delaware Owner Trustee is a party has been duly authorized, executed and delivered by the Delaware Owner Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Delaware Owner Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     (iii) Neither the execution nor delivery by the Delaware Owner Trustee of each Basic Agreement to which it is a party nor the consummation of any of the transactions by the Delaware Owner Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Delaware Owner Trustee.

                     (iv) The execution and delivery of each Basic Agreement to which the Delaware Owner Trustee is a party and the performance by the Delaware Owner Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Delaware Owner Trustee, (B) the Articles of Association or By-Laws of the Delaware Owner Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Delaware Trustee is a party or to which its assets are subject.

       (15) The favorable opinion of counsel to the Delaware Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel to the Underwriters, to the effect that:

                     (i) The Delaware Trustee has been duly incorporated and is validly existing as a banking corporation, in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations as Delaware Trustee under each Basic Agreement to which the Delaware Trustee is a party.

                     (ii) Each Basic Agreement to which the Delaware Trustee is a party has been duly authorized, executed and delivered by the Delaware Trustee and, assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute a legal, valid and binding obligation of the Delaware Trustee enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                     (iii) Neither the execution nor delivery by the Delaware Trustee of each Basic Agreement to which it is a party nor the consummation of any of the transactions by the Delaware Trustee contemplated thereby require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Delaware Trustee.

                     (iv) The execution and delivery of each Basic Agreement to which the Delaware Trustee is a party and the performance by the Delaware Trustee of its terms do not conflict with or result in a violation of (A) any federal or state law or regulation governing the banking or trust powers of the Delaware Trustee, (B) the Articles of Association or By-Laws of the Delaware Trustee or (C) to the best knowledge of such counsel, any indenture, lease or material agreement to which the Delaware Trustee is a party or to which its assets are subject.

       (16) The favorable opinion of Stroock & Stroock & Lavan LLP, counsel for the Underwriters, dated the Closing Date, with respect to the existence of the validity of the Notes and such other related matters as the Representative shall request. In rendering such opinion, Stroock & Stroock & Lavan LLP may rely on the opinions of counsel referred to above.

       (17) The favorable opinion of O'Melveny & Myers LLP, dated the Closing Date, with respect to certain substantive consolidation issues, which opinion shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

       (e) The Representative shall have received evidence satisfactory to it and counsel for the Underwriters that, on or before the Closing Date, UCC-1 financing statements have been or are being filed in the office of the Secretary of State of the State of California and in the office of the Secretary of State of the State of Delaware.

       (f) Each Class of Notes shall be rated in the rating categories set forth in the Prospectus by each of Moody's and Standard & Poor's.

       (g) On or prior to the Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Notes and the sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the parties to the Basic Agreements in connection with the issuance of the Notes and the Certificates and sale of the Notes as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

       If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Transferors and AHFC at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5(h) hereof.

       7.     INDEMNIFICATION AND CONTRIBUTION.

       (a) HTC LP, HTD LP and AHFC will, jointly and severally, indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that none of HTC LP, HTD LP or AHFC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to HTC LP, HTD LP or AHFC by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below; and PROVIDED, FURTHER, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Notes concerned, to the extent that the untrue statement or omission or alleged untrue statement or omission was eliminated or remedied in the Prospectus, which Prospectus was required to be delivered by such Underwriter under the Act to such person and was not so delivered if HTC LP, HTD LP or AHFC had previously furnished copies thereof to such Underwriter.

       (b) Each Underwriter will severally and not jointly indemnify and hold harmless HTC LP, HTD LP and AHFC against any losses, claims, damages or liabilities to which HTC LP, HTD LP or AHFC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to HTC LP, HTD LP or AHFC by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the HTC LP, HTD LP or AHFC in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each

Underwriter: the information contained in the third textual paragraph under the caption "Underwriting," the concession and reallowance figures appearing following the third textual paragraph under the caption "Underwriting" and the information contained in the fourth, eighth and ninth paragraphs under the caption "Underwriting".

       (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and after acceptance by the indemnified party of such counsel, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party if indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

       (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transferors and AHFC on the one hand and the Underwriters on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transferors and AHFC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Transferors and AHFC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transferors bear to the total underwriting discounts and commissions and any fees for advisory, analytical and structuring services received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferors AHFC or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

       (e) The obligations of HTC LP, HTD LP or AHFC under this Section shall be in addition to any liability which HTC LP, HTD LP or AHFC may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of HTC LP, HTD LP or AHFC, to each officer of HTC LP, HTD LP and AHFC who has signed the Registration Statement and to each person, if any, who controls HTC LP, HTD LP or AHFC within the meaning of the Act.

       8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective indemnities, agreements, representations, warranties and other statements of HTC LP, HTD LP, AHFC or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, HTC LP, HTD LP, AHFC or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Notes. If this Agreement is terminated pursuant to Section 10 or if for any reason the purchase of the Notes by the Underwriters is not consummated, each Transferor shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(h) and the respective obligations of the Transferors, AHFC and each of the Underwriters pursuant to Section 7 shall remain in effect. If the purchase of the Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to
Section 10 or the occurrence of any event specified in clause (ii), (iii) or
(iv) of Section 9, the Transferors and AHFC, jointly and severally, will reimburse the Underwriters for all out-of pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Notes.

       9.     TERMINATION OF AGREEMENT.   The Representative may terminate this
Agreement, by notice to the Transferors and AHFC, at any time prior to or at the Closing Date if there has been (i) any change, or any development or event involving a prospective change, in or affecting particularly the business, properties or financial condition of HTC LP, HTD
LP or AHFC which, in the judgment of a majority in interest of the Underwriters (including the Representative), materially impairs the investment quality of each Class of the Notes or makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes; (ii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (iii) any banking moratorium declared by Federal, California or New York authorities; or (iv) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including the Representative), the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for each Class of the Notes.

       10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If any Underwriter or Underwriters default in their obligations to purchase Notes hereunder on the Closing Date and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Transferors, for the purchase of such Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Transferors for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Transferors, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

       11. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or sent by facsimile and confirmed to the Representative at Eleven Madison Avenue, 23rd Floor, New York, New York 10010, Attention: Investment Banking Department--Transactions Advisory Group (facsimile: (212) 325-8261), if sent to HTC LP, will be mailed or delivered to it at 700 Van Ness Avenue, Torrance, California 90501, Attention:
John I. Weisickle, (telephone: (310) 781-6146), if sent to HTD LP, will be mailed or delivered to it at 700 Van Ness Avenue, Torrance, California 90501,
Attention: John Weisickle, (telephone: (310) 781-6148), and if to AHFC, will be mailed, delivered or sent by facsimile transmission and confirmed to it at 700 Van Ness Avenue, Torrance, California 90501, Attention: John I. Weisickle, (facsimile: (310) 787-3910); PROVIDED that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telecopied and confirmed to such Underwriter.

       12. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

       13. NO BANKRUPTCY PETITION. Each Underwriter agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Transferors or by a trust for which either Transferor was the depositor which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other person in instituting against, the Transferors, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any Federal or state bankruptcy or similar law.

       14. REPRESENTATION OF UNDERWRITERS. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

       15. REPRESENTATIONS AND WARRANTIES OF UNDERWRITERS. With respect to any offers or sales of the Notes in the United Kingdom (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations and warranties:

       (a) Each Underwriter has not offered or sold and will not offer or sell, prior to the date six months after their date of issuance, any Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted in and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

       (b) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services Act 1986 ("FSA") with respect to anything done by such Underwriter in relation to the Notes in, from or otherwise involving the United Kingdom; and

       (c) Each Underwriter will have only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes, to a person who is of a kind described in Article 11(3) of the FSA (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom such document may otherwise lawfully be issued or passed on.

       16. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all such counterparts shall together constitute one and the same Agreement.

       17.    APPLICABLE LAW; SUBMISSION TO JURISDICTION.

       (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

       (b) Each of the Transferors and AHFC hereby submits to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

       If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement among HTC LP, HTD LP, AHFC and the Underwriters in accordance with its terms.

                                   Very truly yours,

                                   HONDA TITLING C L.P.

                                   By:  HONDA TITLING C LLC,
                                      its general partner


                                   By: ___________________________
                                        Name:
                                        Title:


                                   HONDA TITLING D L.P.

                                   By:  HONDA TITLING D LLC,
                                      its general partner


                                   By: ___________________________
                                        Name:
                                        Title:

                                   AMERICAN HONDA FINANCE CORPORATION


                                   By: ___________________________
                                        Name:
                                        Title:
CONFIRMED AND ACCEPTED,
as of the date first above written.

CREDIT SUISSE FIRST BOSTON
CORPORATION


By: _________________________________
     Name:
     Title:

For itself and as Representative of the other Underwriters named in Schedule I hereto.

                                      SCHEDULE I

                                  Principal      Principal     Principal     Principal     Principal     Principal     Principal
                                  Amount of      Amount of     Amount of     Amount of     Amount of     Amount of     Amount of
                                  Class A-1      Class A-2     Class A-3     Class A-4     Class A-5     Class B        Class C
       Name of Underwriter          Notes          Notes         Notes        Notes         Notes         Notes         Notes
       -------------------        --------    -------------   ---------     ---------     ---------     ---------     ---------
Credit Suisse First Boston
 Corporation . . . . . . . . .   $            $               $             $             $             $             $

J.P. Morgan Securities Inc.  .

Banc of America Securities LLC

Chase Securities Inc.  . . . .

ABN AMRO Incorporated  . . . .

Banc One Capital Markets, Inc.

Barclays Capital . . . . . . .

Salomon Smith Barney Inc.  . .

SG Cowen Securities
 Corporation . . . . . . . . .
                                 -----------  -------------   -----------   ------------  ------------  ------------  -------
     Total . . . . . . . . . .   $            $               $             $             $             $             $
                                 -----------  -------------   -----------   ------------  ------------  ------------  --------
                                 -----------  -------------   -----------   ------------  ------------  ------------  --------